2018 Third Quarter Management Report

November 8, 2018

Statements herein regarding the Company's future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at Gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; the impact of ASC 606; development costs on our next generation products; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

Contents

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions' third quarter for fiscal year 2018 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management's current views of the Company's financial and operational performance and outlook and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

PDF/SOLUTIONS®

GAAP Income Statement – Quarterly Trend Through Q3 2018

in thousands (except share amounts, percent of revenue, and EPS)

PDF Solutions, Inc. P&L (GAAP)	Q1-17	Q2-17	Q3-17	Q4-17	Q1-18	Q2-18	Q3-18
Design to Silicon Yield Solutions	19,698	16,500	19,229	19,010	18,190	15,266	13,976
Gain Share - Performance Incentive	4,591	7,789	7,288	7,766	6,547	5,853	6,237
Total Revenue	**24,289**	**24,289**	**26,517**	**26,776**	**24,737**	**21,119**	**20,213**
Cost of Sales	11,431	11,379	12,431	12,281	11,482	10,917	10,683
GROSS MARGIN	**12,858**	**12,910**	**14,086**	**14,495**	**13,255**	**10,202**	**9,530**
Gross Margin %	**53%**	**53%**	**53%**	**54%**	**54%**	**48%**	**47%**
OPERATING EXPENSES							
Research & Development	7,282	7,276	7,875	7,646	7,245	7,100	6,755
R&D % of Revenue	30%	30%	30%	29%	29%	34%	33%
Selling, General, & Administrative	5,899	6,195	5,680	5,909	6,375	5,919	5,507
SG&A % of Revenue	24%	26%	21%	22%	26%	28%	27%
Amortization of other acquired intangible assets	92	92	107	107	109	108	108
TOTAL OPERATING EXPENSES	**13,273**	**13,563**	**13,662**	**13,662**	**13,729**	**13,127**	**12,370**
OPERATING INCOME (LOSS)	**(415)**	**(653)**	**424**	**833**	**(474)**	**(2,925)**	**(2,840)**
Other (Income) / Expense, Net	230	(27)	104	(42)	331	(390)	(223)
PRE-TAX INCOME (LOSS)	**(645)**	**(626)**	**320**	**875**	**(805)**	**(2,535)**	**(2,617)**
Income Tax Provision (Benefit)	(1,162)	(815)	(270)	3,508	(381)	(439)	(535)
Net Income (Loss)	**517**	**189**	**590**	**(2,634)**	**(424)**	**(2,096)**	**(2,082)**
GAAP EPS	**0.02**	**0.01**	**0.02**	**(0.08)**	**(0.01)**	**(0.07)**	**(0.06)**
Diluted Weighted Avg Shares (in millions)	**33.6**	**33.4**	**33.0**	**32.9**	**32.2**	**32.0**	**32.2**

PDF SOLUTIONS®

Q3 2018 – Revenue Commentary

- We commenced time-based-license usage for largest China-based deployment of Exensio® platform at a major IDM in Q3.

- The top ten customers represented 76% of total revenues in both the third and second quarters of 2018. One of these customers contributed revenues 10% or greater.

- ASC 606 impact to Q3 revenue was favorable by $0.5 million. The new revenue recognition rule requires us to identify the performance obligations and allocate the purchase price to those obligations.

PDF SOLUTIONS®

GAAP Balance Sheet Trend – Quarterly Through Q3 2018

in thousands

	31-Mar-17	30-Jun-17	30-Sep-17	31-Dec-17	31-Mar-18	30-Jun-18	30-Sep-18
ASSETS							
Cash and cash equivalents	$ 114,926	$ 109,007	$ 100,750	$ 101,267	$ 98,522	$ 100,916	$ 96,788
Accounts receivable -trade	27,366	33,005	32,226	35,355	35,366	30,690	30,064
Unbilled accounts receivable	22,722	21,024	20,728	22,209	23,070	23,229	22,680
Other current assets	6,741	8,813	6,579	5,069	9,654	8,660	10,890
Total current assets	171,755	171,849	160,284	163,900	166,612	163,495	160,422
Goodwill and intangibles	4,250	4,062	8,248	7,997	7,744	7,492	7,240
Deferred tax assets	16,201	15,815	18,522	16,348	15,896	17,747	17,714
Other non-current assets	14,615	12,262	11,312	10,544	9,752	8,943	8,163
Property plant and equipment	20,798	23,068	23,604	25,386	26,536	28,095	34,120
Total assets	**$ 227,619**	**$ 227,057**	**$ 221,970**	**$ 224,176**	**$ 226,540**	**$ 225,772**	**$ 227,659**
LIABILITIES							
Accounts payable	$ 2,436	$ 2,270	$ 2,608	$ 2,536	$ 2,588	$ 2,495	$ 3,286
Accrued Liabilities	6,902	7,938	7,886	9,120	7,473	7,938	9,355
Deferred revenues and other	9,977	9,322	7,912	7,981	8,474	9,369	8,029
Total current liabilities	19,314	19,530	18,407	19,637	18,535	19,802	20,670
Deferred taxes and other	5,049	5,427	5,266	6,171	5,946	5,646	6,094
Total liabilities	**24,363**	**24,957**	**23,673**	**25,808**	**24,481**	**25,448**	**26,765**
EQUITY							
Common stock and additional paid-in-capital	285,935	289,961	294,364	297,955	301,872	304,953	308,103
Treasury stock	(55,726)	(61,532)	(70,739)	(71,793)	(76,473)	(78,422)	(78,752)
Accumulated other comprehensive loss	(1,718)	(1,283)	(873)	(705)	(180)	(25,256)	(1,119)
Accumulated deficit	(25,235)	(25,046)	(24,455)	(27,089)	(23,160)	(951)	(27,337)
Total stockholders' equity	**203,257**	**202,100**	**198,296**	**198,368**	**202,059**	**200,324**	**200,895**
Total liabilities and stockholders' equity	**$ 227,619**	**$ 227,057**	**$ 221,970**	**$ 224,176**	**$ 226,540**	**$ 225,772**	**$ 227,659**

PDF/SOLUTIONS

Q3 2018 – GAAP Balance Sheet Commentary

- Cash at the end of the quarter was $97 million, a use of $4.1 million from the prior quarter. Leasehold improvements at the new HQ facility and the new eProbe 250 build comprised the main use of cash.

- Trade Accounts Receivable balance at the end of the quarter was down approximately $0.6 million and Unbilled Accounts Receivable balance (current & long-term) decreased approximately $1.5 million, in each case compared to the previous quarter. Additionally, under ASC 606, $3.1 million was reclassified from Unbilled AR to Contract Assets and recorded as Other Current Assets.

- Q3 DSO of 135 days vs prior quarter of 132 days calculated on net trade AR. Collections after the end of quarter reduced the Q3 DSO by ten additional days to 125 days.

- Of the $29.1 million of Unbilled Accounts Receivable at the end of the quarter, we expect approximately $23.1 million to be billed in the next twelve months, of which more than 47% will be billed during Q4 2018.

PDF/SOLUTIONS®

GAAP Cash Flow – Quarterly Trend Through Q3 2018

in thousands	03/31/17	06/30/17	09/30/17	12/31/17	03/31/18	06/30/18	09/30/18
Operating activities:							
Net income (loss)	517	189	591	(2,634)	(424)	(2,096)	(2,082)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:							
Depreciation and amortization	1,091	1,195	1,263	1,240	1,261	1,270	1,158
Stock-based compensation	2,882	2,906	2,948	3,074	2,856	2,701	2,268
Accrued Earnout	0	0	0	0	0	0	0
Amortization of acquired intangible assets	188	188	242	251	253	252	252
Losses (Gains) on disposal of assets	0	5	0	1	3	0	1
Deferred taxes	(580)	387	(3,321)	3,010	117	(1,818)	(597)
Provisions (reversal) on losses on accounts receivable	0	124	0	50	0	(42)	0
Unrealized loss (gain) on foreign currency forward contract	92	(59)	(39)	(21)	58	(11)	12
Changes in operating assets and liabilities:							
Accounts receivable	(1,931)	(4,065)	1,075	(4,660)	(80)	4,559	1,175
Prepaid expenses and other assets	(3,372)	314	3,247	2,288	(1,385)	1,778	(1,470)
Accounts payable	476	375	760	352	497	(1,489)	394
Accrued compensation and related benefits	(1,040)	817	(498)	970	(1,278)	460	(559)
Accrued and other liabilities	(587)	(158)	521	296	(532)	57	223
Deferred revenue	1,734	(1,008)	(1,408)	356	1,906	839	(2,113)
Billings in excess of recognized revenue	112	189	(101)	(288)	0	7	662
Net cash provided by (used in) operating activities	**(418)**	**1,399**	**5,280**	**4,285**	**3,252**	**6,467**	**(676)**
Investing activities:							
Proceeds from the sales of property and equipment	0	0	0	0	2	0	3
Purchases of property and equipment	(2,313)	(2,651)	(1,978)	(3,313)	(2,449)	(2,363)	(3,940)
Acquisition of business, net of cash acquired	0	0	(3,841)	0	0	0	0
Net cash provided by (used in) investing activities	**(2,313)**	**(2,651)**	**(5,819)**	**(3,313)**	**(2,447)**	**(2,363)**	**(3,937)**
Financing activities:							
Proceeds from exercise of stock options	717	1,091	496	518	39	377	53
Proceeds from employee stock purchase plan	909	0	956	0	1,007	0	824
Stock repurchases	0	(4,770)	(8,648)	0	(4,123)	(1,125)	0
Purchase of company stock for employee tax settlement	(844)	(1,035)	(560)	(1,055)	(556)	(820)	(334)
Net cash provided by (used in) financing activities	**782**	**(4,714)**	**(7,756)**	**(537)**	**(3,633)**	**(1,568)**	**543**
Effect of exchange rate changes on cash and cash equivalents	88	46	39	82	83	(142)	(58)
Net increase (decrease) in cash and cash equivalents	**(1,861)**	**(5,920)**	**(8,256)**	**517**	**(2,745)**	**2,394**	**(4,128)**
Cash and cash equivalents, beginning of period	116,787	114,926	109,006	100,750	101,267	98,522	100,916
Cash and cash equivalents, end of period	**114,926**	**109,006**	**100,750**	**101,267**	**98,522**	**100,916**	**96,788**

PDF/SOLUTIONS®

Q3 2018 – GAAP Cash Flow Commentary

- During the quarter, the Company purchased approximately $3.9 million of fixed assets, primarily related to our DFI solution and leasehold improvements and set-up related to the new headquarters in Santa Clara, CA.

- Cash used by operations during the quarter was approximately $0.7 million.

PDF SOLUTIONS®

Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items (including severance payments), stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company's profitability and performance. PDF Solutions' management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company's ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Management uses these non-GAAP financial measures internally to measure profitability and performance; these non-GAAP measures are presented here to give investors an opportunity to see the Company's financial results as viewed by management. A detailed reconciliation of the adjustments made to comparable GAAP measures is included herein.

Reconciliation of GAAP to Non-GAAP Net Income

in thousands (except for shares and per share amounts)

	Q1-17	Q2-17	Q3-17	Q4-17	Q1-18	Q2-18	Q3-18
GAAP net income	$ 517	$ 189	$ 590	$ (2,634)	$ (424)	$ (2,096)	$ (2,082)
Adjustments to reconcile GAAP net income to non-GAAP net income:							
Stock-based compensation expense	2,884	2,904	2,949	3,073	2,856	2,701	2,268
Amortization of acquired technology	96	96	136	144	144	143	144
Amortization of other acquired intangible assets	92	92	107	107	109	108	108
Severance payments	-	-	370	30	283	-	48
Tax Impact of Adjustments	(995)	(629)	(590)	3,444	(747)	(96)	(281)
Non-GAAP net income	$ 2,594	$ 2,652	$ 3,562	$ 4,164	$ 2,220	$ 760	$ 205
GAAP net income per diluted share	$ 0.02	$ 0.01	$ 0.02	$ (0.08)	$ (0.01)	$ (0.07)	$ (0.06)
Non-GAAP net income per diluted share	$ 0.08	$ 0.08	$ 0.11	$ 0.13	$ 0.07	$ 0.02	$ 0.01
Shares used in diluted shares calculation (in millions)	33.6	33.4	33.0	32.9	32.6	32.3	32.4

PDF/SOLUTIONS®

Reconciliation of GAAP to Non-GAAP Spending by Function

in thousands

PDF Solutions, Inc.

	Q1-17	Q2-17	Q3-17	Q4-17	Q1-18	Q2-18	Q3-18
Cost of Sales - GAAP	11,431	11,379	12,431	12,281	11,482	10,917	10,683
Adjustments to reconcile GAAP Cost of Sales to non-GAAP Cost of Sales:							
Stock-based compensation expense	(1,191)	(1,070)	(1,184)	(1,162)	(1,013)	(968)	(787)
Amortization of acquired technology	(96)	(96)	(136)	(144)	(144)	(144)	(144)
Severance payments	-	-	(151)	-	(209)	-	(48)
Cost of Sales - Non-GAAP	10,144	10,214	10,961	10,976	10,116	9,805	9,705
Research & Development - GAAP	7,282	7,276	7,875	7,646	7,245	7,100	6,755
Adjustments to reconcile GAAP R&D to non-GAAP R&D:							
Stock-based compensation expense	(834)	(848)	(877)	(959)	(879)	(845)	(725)
Severance payments	-	-	(150)	(17)	(74)	-	-
Research & Development - Non-GAAP	6,448	6,428	6,848	6,670	6,292	6,255	6,030
Selling, General, & Administrative - GAAP	5,899	6,195	5,680	5,909	6,375	5,919	5,507
Adjustments to reconcile GAAP SG&A to non-GAAP SG&A:							
Stock-based compensation expense	(858)	(987)	(888)	(952)	(963)	(888)	(756)
Severance payments	-	-	(70)	(13)	-	-	-
Selling, General, & Administrative - Non-GAAP	5,041	5,208	4,722	4,944	5,412	5,031	4,751

PDF SOLUTIONS®

2018 – Outlook

- Looking ahead to the fourth quarter, we expect the fourth quarter solutions revenues to be down quarter over quarter by around $2.0 million primarily as a result of stopping work on a 7nm project and the loss of the associated percentage-of-completion revenues. However, we are in discussions with the customer and if we reach an agreement the fourth quarter revenue may be materially different.
- Overall, we expect total spending on a non-GAAP basis to be flat as compared to Q3 as the reduction-in-force savings will not be realized until the beginning of 2019.